EXHIBIT 10.1

Execution Version

AMENDMENT No. 2

This AMENDMENT No. 2, dated as of September 26, 2008 (this “Amendment”), to and under the Note Purchase Agreement (as the same has been heretofore amended, as amended hereby and as further amended, modified or restated from time to time, the “Series A NPA”), dated as of December 21, 2007, by and among DFR MERGER COMPANY, LLC, an Illinois limited liability company (“Buyer Sub”), DEERFIELD & COMPANY LLC, an Illinois limited liability company (“Deerfield & Co.” and, together with the Buyer Sub, the “Issuer”), DEERFIELD CAPITAL CORP (formerly known as Deerfield Triarc Capital Corp.), a Maryland corporation (“DFR” or the “Parent”), TRIARC COMPANIES, INC., as Collateral Agent, the Purchasers, TRIARC COMPANIES, INC., as Administrative Holder, and each other Purchaser. All capitalized terms used herein and not otherwise defined herein are used herein as defined in the Series A NPA.

RECITALS:

WHEREAS, the parties hereto desire to amend the Series A NPA as set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. AMENDMENT TO THE SERIES A NPA

1.1 Section 1.01 (Defined Terms).

(a) The definition of “Net Cash Proceeds” in Section 1.01 of the Series A NPA is hereby amended by inserting the following at the end thereof:

“with respect to any taxable period ending on or before December 31, 2007”

(b) Section 1.01 of the Series A NPA is hereby amended by adding the following definition thereto in the appropriate alphabetical order:

“Non-Guarantor Subsidiary” means (i) any Subsidiary of the Parent listed as a non- Guarantor Subsidiary on Schedule 4.06(b) and (ii) any Subsidiary of the Parent formed after the Second Amendment Effective Date, in each of (i) or (ii) above, to the extent that, and only for so long as, guaranteeing or otherwise providing assurance that any of the Obligations will be paid (a) is prohibited, pursuant to (x) such Person’s Organizational Documents or (y) any Contractual Obligation in existence on the Closing Date, or entered into after the Closing Date in the ordinary course of business, applicable to such Person or any of its Properties or (b) will result, in the Parent’s reasonable opinion upon advice of counsel, in a requirement for such Person to be registered as an Investment Company.

(c) Section 1.01 of the Series A NPA is hereby amended by adding the following definition thereto in the appropriate alphabetical order:

“Second Amendment Effective Date” means September 26, 2008.

1.2 Section 5.10 (Additional Collateral, Etc.) Section 5.10 of the Series A NPA is hereby amended by adding the following sentence to the end thereof:

“If any Non-Guarantor Subsidiary ceases to be a Non-Guarantor Subsidiary at any time after the Second Amendment Effective Date, (i) the Issuer shall promptly (and in any event within 5 Business Days thereafter) notify the Administrative Holder of such development and (ii) such Subsidiary shall not at any time thereafter (x) enter into or suffer to exist or become effective any agreement that prohibits or limits in any manner its ability to provide a guaranty or similar credit support for the Obligations in favor of the Administrative Holder and the Purchasers on a senior basis or (y) pledge or agree to pledge any of its Capital Stock to any Person (other than a pledge permitted by Section 6.02(a)).”

1.3 Section 5.11 (REIT Status). Section 5.11 of the Series A NPA is hereby deleted in its entirety and replaced as follows:

5.11 [Reserved]

1.4 Section 6.05 (Restricted Payments). Section 6.05 of the Series A NPA is hereby amended by deleting clauses (i) and (j) thereto in their entirety and replacing clause (i) with the following:

(i) the Parent may make Restricted Payments (and the Note Parties and other Subsidiaries may make Restricted Payments to the Parent for such purpose) to enable the Parent to avoid the imposition of any entity level tax on the Parent with respect to any taxable period ending on or before December 31, 2007, which shall be deemed to include the making of the dividend distribution declared on August 28, 2008 and which is to be paid on October 15, 2008; provided that such Restricted Payments shall be made to the maximum extent possible, from cash on hand and dividends from non-guarantor Subsidiaries;

SECTION 2. CONDITIONS PRECEDENT TO EFFECTIVENESS

The provisions of Section 1 hereof shall become effective as of the first date (the “Effective Date”) on which all of the following conditions precedent have been satisfied:

(a) the Administrative Holder shall have received this Amendment, duly executed by each of the Parent and the Issuer and the Required Holders;

(b) the representations and warranties set forth in Section 3 hereof shall be true and correct as of the Effective Date; and

(c) the Parent and the Issuer shall have received a duly executed and effective amendment or waiver to Section 10.6(c) of each of (i) that certain Junior Subordinated Indenture dated as of October 27, 2006 between Deerfield Capital LLC and The Bank of New York Trust Company, National Association, as trustee, (ii) that certain Junior Subordinated Indenture dated as of August 2, 2006 between Deerfield Capital LLC and JPMorgan Chase Bank, National Association, as trustee and (iii) that certain Junior Subordinated Indenture dated as of September 29, 2005 between Deerfield Capital LLC and JPMorgan Chase Bank, National Association, as trustee (collectively, the “Indentures”), in form and substance satisfactory to the Administrative Holder, irrevocably waiving or deleting the requirement regarding REIT status in such Section.

SECTION 3. REPRESENTATIONS AND WARRANTIES

Each of the Issuer and the Parent hereby represents and warrants that:

3.1 Corporate Power and Authority. Each of the Issuer and the Parent has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated hereby in all material respects, and perform its obligations under the Series A NPA and the other Note Documents, in each case in all material respects.

3.2 Authorization of Amendment. The execution and delivery of this Amendment has been duly authorized by all necessary action on the part of each of the Issuer and the Parent.

3.3 No Conflict. The execution, delivery and performance by each of the Issuer and the Parent of this Amendment have been duly authorized by all necessary corporate or other organizational action of such Person, and do not and will not (with the passage of time, the giving of notice or otherwise) (a) contravene or conflict with the terms of any of such Person’s Organizational Documents; (b) Conflict with, or result in the creation of any Lien (other than Permitted Encumbrances) under, (i) any material Contractual Obligation to which such Person is a party, (ii) any Material Indebtedness or (iii) any Judgment or any arbitral award to which such Person or its property is subject; or (c) violate any Law.

3.4 Binding Obligation. This Amendment has been duly executed and delivered by Issuer and the Parent and is the legally valid and binding obligation of such Person, enforceable against such Person in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

3.5 Incorporation of Representations and Warranties From Series A NPA. The representations and warranties contained in Section 4 of the Series A NPA are and will be true, correct and complete in all material respects on and as of the Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

3.6 No Other REIT Obligations. Other than the Indentures, none of the Note Parties is party to any Contractual Obligation that requires any Note Party to maintain REIT status.

SECTION 4. MISCELLANEOUS

4.1 Costs and Expenses. As provided in Section 9.04 (Payment of Expenses) of the Series A NPA, the Issuer agrees to reimburse the Agents and the Holders for all reasonable and documented out of pocket costs and expenses incurred in connection with this Amendment, including the Attorney Costs of one principal counsel for the Required Holders and the Agents, to the extent invoiced to the Issuer.

4.2 Binding Effect. This Amendment shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of the Holders.

4.3 Severability. In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

4.4 Reference to Series A NPA. On and after the Effective Date, each reference in the Series A NPA to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Series A NPA, and each reference in the other Note Documents to the “Series A NPA”, “thereunder”, “thereof” or words of like import referring to the Series A NPA shall mean and be a reference to the Series A NPA as amended by this Amendment.

4.5 Effect on Series A NPA. Except as specifically amended by this Amendment, the Series A NPA and the other Note Documents shall remain in full force and effect and are hereby ratified and confirmed.

4.6 Execution. The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Holder under, the Series A NPA or any of the other Note Documents.

4.7 Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

4.8 APPLICABLE LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD REQUIRE THE APPLICATION OF LAWS OTHER THAN THOSE OF THE STATE OF NEW YORK.

4.9 Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

4.10 Note Document. This Amendment is a Note Document (as defined in the Series A NPA).

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

PARENT:

DEERFIELD CAPITAL CORP.

By: /s/ Jonathan W. Trutter
Name: Jonathan W. Trutter
Title: CEO

ISSUER:

DEERFIELD & COMPANY LLC

By: /s/ Jonathan W. Trutter
Name: Jonathan W. Trutter
Title: CEO

REQUIRED HOLDERS:

TRIARC COMPANIES, INC.

By: /s/ Nils H. Okeson
Name: Nils H. Okeson
Title: Senior Vice President and General Counsel